Exhibit 10.35

FORM OF
FIRST CHARTER CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

Pursuant to

FIRST CHARTER CORPORATION
COMPREHENSIVE STOCK OPTION PLAN

     THIS AGREEMENT, made and entered into as of the                      day of                     ,                     , by and between First Charter Corporation, a North Carolina corporation (the “Corporation”) and                     , an employee of the Corporation or of a subsidiary of the Corporation (the “Optionee”).

W I T N E S S E T H:

     WHEREAS, the Corporation has adopted a stock option plan known as the First Charter Corporation Comprehensive Stock Option Plan (the “Plan”), for the purpose of advancing the interests of the Corporation and its shareholders by (i) securing or retaining the services of Key Employees (as defined in the Plan), (ii) promoting and increasing the personal interest of such Key Employees in the welfare of the Corporation or a Subsidiary (as defined in the Plan), and (iii) providing incentives to those Key Employees who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Corporation and aiding its continued growth and financial success; and

     WHEREAS, Optionee is now in the employment of the Corporation or a Subsidiary as a Key Employee, and the Corporation desires to have Optionee remain in such employment and to afford Optionee the opportunity to acquire or enlarge Optionee’s stock ownership in the Corporation so that Optionee may have direct proprietary interest in the Corporation’s success;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

     1. Subject to the provisions set forth herein and the terms and conditions of the Plan, a copy of which is attached hereto and the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Optionee herein provided, the Corporation grants to Optionee an Option that is not intended to be an Incentive Stock Option within the meaning of Section 422A of the Code to purchase from the Corporation the number of share of Common Stock, at the purchase price per share, and on the schedule, all as set forth below. At the time of exercise of the Option, payment of the purchase price must be made (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of shares of Common Stock of the Corporation already owned by, and in the possession of, the Optionee, or (iii) if authorized by the committee (“Committee”) of the Board of Directors of the Corporation charged with the administration of the Plan in its discretion, by a promissory note made by the Optionee in favor of the Corporation, as provided in the Plan, of any combination thereof. Shares of Common Stock previously held by the Optionee and surrendered in accordance with rules and regulations adopted by the Committee for the purpose of making full or partial payment of the option price shall be valued for such purpose at the Fair Market Value (as defined in the Plan) thereof on the date the Option is exercised.

Number of Shares Subject to Option:      «Shares»

Option Price Per Share:     $XX.YYY

Date of Grant:                         ,

Exercise Schedule:     [ Pursuant to terms of award ]

Number of Shares	Commencement		Expiration
Subject to Option	Date	Exercise Period	Date

	from date of grant		,______

     2. The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by execution by the Optionee of this Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Corporation no later than ___, ___.

     Written notice of an election to exercise all or any portion of the Option, specifying the portion thereof being exercised and the exercise date, which shall be a business day, shall be given by the Optionee (i) by delivering such notice to the office of the Secretary of the Corporation at the principal executive offices of the Corporation no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Corporation at the principal executive offices of the Corporation at least three business days prior to the exercise date.

     Optionee agrees (i) not to distribute or resell any shares issued pursuant to the exercise of this Option in violation of the Securities Act of 1933, as amended, (ii) to indemnify and hold the Corporation harmless against all liability for any such violation, (iii) upon request to furnish a letter agreement in connection with any exercise of this Option which shall provide that the Optionee is purchasing the shares subject to this Option for investment and not for resale, and (iv) to accept a certificate representing shares of the Corporation bearing the following endorsement:

     “The shares represented by this certificate have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an option of counsel satisfactory to the Corporation, and its counsel to the effect that the proposed transaction does not involve a violation of the Securities Act of 1933, as amended. The shares represented by this certificate are subject to an agreement between First Charter Corporation and                      dated                     ,                      which provides for certain restrictions on transfer.”

or such other appropriate endorsement regarding restrictions on resale as the Corporation may determine.

     3. Upon termination of Optionee’s service as an employee of the Corporation or a Subsidiary, Optionee may exercise the Option subject to the following limitations:

     a. If Optionee’s employment by the Corporation or a Subsidiary is terminated for any reason other than death, disability, retirement with the consent of the Corporation or termination without cause, this Option shall terminate immediately. If Optionee retires with the consent of the Corporation or if Optionee is terminated without cause by the Corporation, or any of its Subsidiaries, the Optionee may exercise this Option (to the extent that the Optionee was entitled to exercise it as of the date of said retirement or termination) at any time within three months after said retirement or termination, but in no event after the expiration of ten years from the date such Option was granted.

     b. If Optionee dies or becomes disabled while an employee of the Corporation or any of its Subsidiaries, or dies within three months after retirement (provided that such retirement is with the consent of the Corporation), this Option may be exercised (to the extent Optionee would have been entitled to do so on the date of the Optionee’s death or disability) at any time within one year after the date of Optionee’s death or disability or, if Optionee dies within three months after retirement (provided that such retirement is with the consent of the Corporation), at any time within one year after such retirement, but in no event after the expiration of ten years from the date the Option is granted.

     c. Retirement by Optionee in accordance with the provisions of any Retirement Plan of the Corporation as the case may be, at the Normal Retirement Date under such Retirement Plan, or if such date is not so determinable, then at or after the attainment of age 65 by Optionee, shall constitute a “retirement with the consent of the Corporation” for the purposes of this Agreement. The President of the Corporation (the “President”) shall have absolute and uncontrolled discretion to determine whether any other termination of Optionee’s employment is to be considered as “retirement with the consent of the Corporation” for the purposes of this Agreement. Any determination made by the President with respect to any matter referred to in this Section 3 shall, subject to the provisions of Section 13 hereof, be final and conclusive on all persons affected thereby. A temporary leave of absence approved by the Corporation or any of its Subsidiaries shall not be deemed to be a termination of employment, unless, under any applicable provisions of the Code or regulations promulgated thereunder, as then in effect, the affected Optionee would be accorded different tax treatment than if the Optionee were an active employee of the Corporation or a Subsidiary. Employment by the Corporation shall be deemed to include employment of Optionee by a Subsidiary.

     4. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution or (ii) the guardian or legal representative of the Optionee acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, then the term Optionee shall be deemed to include such estate, personal representative, beneficiary, guardian or legal representative.

     5. This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable during Optionee’s lifetime only by Optionee. No assignment or transfer of this Option or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, which is inconsistent with this Section 5, shall vest in the assignee or transferee any interest or right herein whatsoever. Immediately upon any attempt to assign or transfer this Option in a manner inconsistent with this Section 5, this Option shall terminate and be of no force or effect.

     6. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares covered by this Option unless this Option shall have been exercised and the Option Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment.

     7. Neither this Option nor this Agreement shall affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     In the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all of the assets of the Corporation, or (iii) in the absence of a prior expression of approval by the Board of Directors of the Corporation, the acquisition of more than 20% of the Corporation’s voting capital stock by any person within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended, other than a person, or group including a person, who beneficially owned, as of the effective date of the Plan, more than five percent of the Corporation’s securities, then this Option shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the Option Price, and shall remain exercisable for the remaining term of the Option, regardless of whether such Option has been outstanding for six months or of any provision contained in this Agreement requiring that the Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, subject to all of the terms of the Plan and of this Agreement not inconsistent with this paragraph.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation this Option shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), this Option shall be exercisable in full, regardless of whether such Option has been outstanding for six months or of any provision contained in this Agreement limiting the exercisability of this Option or any portion thereof for a minimum time period prior to exercise, subject to all of the terms of the Plan and of this Agreement not inconsistent with this paragraph.

     8. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction, shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken; then the Corporation shall be under no obligation to take such action and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to the Optionee any consideration tendered in respect of the Option Price.

     9. Subject to the provisions of Section 10 hereof, any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the President in such officer’s absolute and uncontrolled discretion, and any such determination or any other determination by the President under or pursuant to this Agreement and any interpretation by the President of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby.

     10. The Committee shall have the right, in its absolute and uncontrolled discretion, to overrule or modify any determination or interpretation made by the President as contemplated by Sections 3 and 9 hereof, and in such event the determinations or interpretations by the Committee shall be final, binding and conclusive on all persons affected thereby.

     11. The Board of Directors at any time may terminate the Plan, and at any time and from time to time may amend or modify the Plan; provided, however, that among other things specified in the Plan, no such amendment shall, without the consent of the Optionee, reduce the amount of any benefit or adversely change the terms and conditions hereof.

     12. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation, at 22 Union Street, North, Concord, North Carolina 28025, or at such other address as the Corporation, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee’s address as shown on the records of the Corporation or at such other address as Optionee, by notice to the Corporation, may designate in writing from time to time.

     13. Shares of Common Stock issued pursuant to the exercise of this Option will be issued only in the name of Optionee.

     14. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Corporation for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by

Optionee to the Corporation for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Corporation shall determine, the partial exercise or change in the number or designation of the Common Stock.

     15. The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee’s hand and seal, all on the day and year first above written.

FIRST CHARTER CORPORATION

ATTEST:

By:

Assistant Secretary		President

(CORPORATE SEAL)

OPTIONEE:

(SEAL)